FIRST MARINER ANNOUNCES 28% INCREASE IN QUARTERLY PROFITS

Fee revenue increases 32%; Loans grow 6%

Baltimore, MD (July 18, 2006) -- First Mariner Bancorp (Nasdaq: FMAR), parent company of First Mariner Bank and Finance Maryland, LLC, today announced its net income for the second quarter of 2006 grew by 28%, totaling $2.203 million ($.33 per diluted share) compared to net income for the quarter ended June 30, 2005 of $1.727 million ($.27 per diluted share). For the six month period ended June 30, 2006, net income totaled $3.861 million ($.58 per diluted share), an increase of 24% from $3.102 million ($.48 per diluted share) for the same period last year. First Mariner reported its total assets ended the second quarter at $1.397 billion.

Edwin F. Hale, Sr., First Mariner’s chairman and chief executive officer said, “Our second quarter results were lifted by strong performance in fee-related revenue, particularly strong mortgage banking revenue and continued growth in our consumer finance operations. Increases in interest rates by the Federal Reserve has begun to dampen loan demand and increased rate competition also impacted our deposit growth. As a result, growth rates in these areas moderated during the quarter. We did remain disciplined in both our loan and deposit pricing which allowed us to increase net interest income in the face of the slowdown in balance sheet growth. Maintaining our fee income, pricing discipline and underwriting focus will be key factors in sustaining our earnings momentum, and we remain optimistic about the second half of 2006.”

Comparing June 30, 2006 balances to June 30, 2005, total assets were $1.397 billion, compared to $1.400 billion last year. Loans outstanding increased $48 million (+6%), led by growth in commercial loans of $35 million (+7%), Finance Maryland receivables grew by $16 million (+38%), Bank consumer loans increased $6 million (+6%), and residential mortgage loans increased by $4 million (+10%). Residential construction loans decreased by $13 million (-10%). Total mortgage loan originations totaled $376 million for the second quarter of 2006, compared to $406 million for the same period of 2005, largely due to softer demand in the retail mortgage lending division. Deposits totaled $883 million compared to $884 million at June 30, 2005. Noninterest bearing checking accounts increased $6 million (+3%), and money market accounts grew by $40 million (+21%). Certificates of Deposit decreased $29 million (-7%), Interest bearing checking declined by $13 million (-36%), while savings accounts fell by $6 million (-7%).

Financial Highlights for the second quarter of 2006 include:

- Growth in loans outstanding and improved fee income resulted in an increase in total revenue of $2.482 million (+14%) compared with the second quarter of 2005. Net interest income increased by $702 million (+6%), while noninterest income grew by $1.946 million (+32%).

- Growth in average earning assets of $34 million (+3%) combined with an increase in the Company’s net interest margin drove the increase in net interest income. First Mariner’s net interest margin for the second quarter of 2006 increased to 3.97% from 3.86% for the same period of 2005 as loan yields increased more than the cost of deposits.

- Credit quality continued to be strong. The provision for loan losses decreased to $623 thousand compared to $981 thousand in the same quarter last year, mainly the result of slower growth rates in the loan portfolio. Net chargeoffs increased to $380 thousand compared to $226 last year. The allowance for loan losses increased to $12.112 million from $10.469 million at June 30, 2005, and totaled 1.41% of loans outstanding compared to 1.29% last year. Non-performing assets increased by $177 thousand (0.29% of total assets) from $3.882 million (0.28% of total assets) last year. Accruing Loans 90 days or more past due increased to $4.466 million (0.52% of total loans) from $1.713 million (0.21% of total loans) last year.

- Noninterest income increased by $1.780 million or 32%, reflecting robust mortgage banking revenue and continued strength in consumer finance fees. Gains on sales of mortgage loans and other mortgage banking revenue increased $1.497 million (+92%), reflecting management’s successful implementation of bulk sales strategies; which combined with strong demand for mortgages from investors resulted in significant increases in profit margins on the volume of loans sold. Fee income from sales of insurance products increased by $190 thousand. All other sources of noninterest income increased by $142 thousand, due to increased loan origination and official check income.

- Noninterest expenses increased by $2.166 million or 15%, mostly due to increased personnel costs. Salaries and benefit expenses increased by $1.188 million due to higher staff levels to support growth, staff additions for expansion of Finance Maryland, increased mortgage banking costs, and increased health insurance costs. Occupancy costs grew by $520 thousand due to expansion of consumer finance operations, new bank branches, higher operating costs for the headquarters building, and increased amortization of property improvements. All other noninterest expenses increased $458 thousand (9%) due to increased marketing and loan origination costs.

- Stockholders’ Equity increased by $5.490 million (+8%). Growth in stockholders’ equity reflects the retention of earnings for the twelve months ($8.8 million), purchases of common stock through the exercise of options, warrants, and participation in stock purchase plans totaling $1.0 million. Decreases in the market value of securities classified as available for sale reduced stockholders equity by $4.3 million. Capital Ratios were improved compared to last year and ended the quarter as follows: Leverage Ratio = 7.8%; Tier 1 risk-based ratio = 9.8%; Total Capital Ratio = 14.9%. All capital ratios exceed levels to qualify for “Well Capitalized” status under current regulatory definitions.

First Mariner Bancorp is a bank holding company with total assets of $1.397 billion. Its wholly owned banking subsidiary, First Mariner Bank, (total assets $1.305 billion) operates 25 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the city of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 11 retail offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. First Mariner Mortgage also operates wholesale lending operations in Northern Virginia, and direct marketing mortgage operations in Baltimore City. Finance Maryland, LLC, (total assets $57 million) is a consumer finance subsidiary that currently operates 15 branches in Baltimore, Carroll, Cecil, Frederick, Harford, Wicomico, and Washington counties in Maryland, four branches in Delaware, as well as a central approval center in Baltimore City. First Mariner Bancorp’s common stock is traded on the Nasdaq National Market under the symbol “FMAR”. First Mariner’s Web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, and other unknown outcomes. The Company’s actual results could differ materially from management’s expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company’s business, successful implementation of the Company’s branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact: Mark A. Keidel - SVP/CFO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended June 30,
	2006	2005	$ Change	% Change
Summary of Earnings:
Net interest income	$12,642	$11,940	702	6%
Provision for loan losses	623	981	(358)	-36%
Noninterest income	7,387	5,607	1,780	32%
Noninterest expense	16,284	14,118	2,166	15%
Income before income taxes	3,122	2,448	674	28%
Income tax expense	919	721	198	27%
Net income	2,203	1,727	476	28%

Profitability and Productivity:
Return on average assets	0.64%	0.52%	-	24%
Return on average equity	11.97%	10.17%	-	18%
Net interest margin	3.97%	3.86%	-	3%
Net overhead ratio	2.60%	2.56%	-	1%
Efficiency ratio	81.30%	80.27%	-	1%
Mortgage loan production	376,362	405,544	(29,182)	-7%
Average deposits per branch	35,311	35,365	(54)	0%

Per Share Data:
Basic earnings per share	$0.35	$0.28	0.07	24%
Diluted earnings per share	$0.33	$0.27	0.06	24%
Book value per share	$11.92	$11.19	0.72	6%
Number of shares outstanding	6,286,084	6,201,921	84,163	1%
Average basic number of shares	6,276,362	6,090,962	185,400	3%
Average diluted number of shares	6,629,145	6,459,923	169,222	3%

Summary of Financial Condition:
At Period End:
Assets	$1,396,618	$1,400,179	(3,561)	0%
Investment Securities	266,639	305,578	(38,939)	-13%
Loans	860,748	813,166	47,582	6%
Deposits	882,769	884,126	(1,357)	0%
Borrowings and repurchase agreements	351,171	381,270	(30,099)	-8%
Stockholders' equity	74,912	69,422	5,490	8%

Average for the period:
Assets	$1,373,292	$1,333,401	39,891	3%
Investment Securities	265,884	308,292	(42,408)	-14%
Loans	861,639	793,819	67,820	9%
Deposits	879,468	864,369	15,099	2%
Borrowings and repurchase agreements	412,402	395,344	17,058	4%
Stockholders' equity	73,844	68,123	5,721	8%

Capital Ratios:
Leverage	7.8%	7.0%	-	10%
Tier 1 Capital to risk weighted assets	9.8%	8.9%	-	10%
Total Capital to risk weighted assets	14.9%	13.1%	-	14%

Asset Quality Statistics and Ratios:
Net Chargeoffs	380	226	154	68%
Non-performing assets	4,059	3,882	177	5%
90 Days or more delinquent loans	4,466	1,713	2,753	161%
Annualized net chargeoffs to average loans	0.18%	0.11%	-	55%
Non-performing assets to total assets	0.29%	0.28%	-	5%
90 Days or more delinquent loans to total loans	0.52%	0.21%	-	146%
Allowance for loan losses to total loans	1.41%	1.29%	-	9%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the six months ended June 30,
	2006	2005	$ Change	% Change
Summary of Earnings:
Net interest income	$24,884	$23,184	1,700	7%
Provision for loan losses	1,045	1,395	(350)	-25%
Noninterest income	13,383	10,133	3,250	32%
Noninterest expense	31,802	27,606	4,196	15%
Income before income taxes	5,420	4,316	1,104	26%
Income tax expense	1,559	1,214	345	28%
Net income	3,861	3,102	759	24%

Profitability and Productivity:
Return on average assets	0.58%	0.49%	-	18%
Return on average equity	10.61%	9.48%	-	12%
Net interest margin	3.97%	3.88%	-	2%
Net overhead ratio	2.75%	2.75%	-	0%
Efficiency ratio	83.11%	82.77%	-	0%
Mortgage loan production	713,977	660,816	53,161	8%
Average deposits per branch	35,311	35,365	(54)	0%

Per Share Data:
Basic earnings per share	$0.62	$0.52	0.10	18%
Diluted earnings per share	$0.58	$0.48	0.10	21%
Book value per share	$11.92	$11.19	0.72	6%
Number of shares outstanding	6,286,084	6,201,921	84,163	1%
Average basic number of shares	6,270,629	5,960,496	310,133	5%
Average diluted number of shares	6,612,993	6,425,536	187,457	3%

Summary of Financial Condition:
At Period End:
Assets	$1,396,618	$1,400,179	(3,561)	0%
Investment Securities	266,639	305,578	(38,939)	-13%
Loans	860,748	813,166	47,582	6%
Deposits	882,769	884,126	(1,357)	0%
Borrowings and repurchase agreements	351,171	381,270	(30,099)	-8%
Stockholders' equity	74,912	69,422	5,490	8%

Average for the period:
Assets	$1,352,725	$1,282,210	70,515	5%
Investment Securities	269,901	311,253	(41,352)	-13%
Loans	854,756	771,535	83,221	11%
Deposits	874,411	843,265	31,146	4%
Borrowings	397,194	367,401	29,793	8%
Stockholders' equity	73,413	65,981	7,432	11%

Capital Ratios:
Leverage	7.8%	7.0%	-	10%
Tier 1 Capital to risk weighted assets	9.8%	8.9%	-	10%
Total Capital to risk weighted assets	14.9%	13.1%	-	14%

Asset Quality Statistics and Ratios:
Net Chargeoffs	676	506	170	34%
Non-performing assets	4,059	3,882	177	5%
90 Days or more delinquent loans	4,466	1,713	2,753	161%
Annualized net chargeoffs to average loans	0.16%	0.13%	-	21%
Non-performing assets to total assets	0.29%	0.28%	-	5%
90 Days or more delinquent loans to total loans	0.52%	0.21%	-	146%
Allowance for loan losses to total loans	1.41%	1.29%	-	9%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of June 30,
	2006	2005	$ Change	% Change
Assets:
Cash and due from banks	$30,484	$32,757	(2,273)	-7%
Interest-bearing deposits	16,455	11,083	5,372	48%
Available-for-sale investment securities, at fair value	266,639	305,578	(38,939)	-13%
Loans held for sale	119,405	145,422	(26,017)	-18%
Loans receivable	860,748	813,166	47,582	6%
Allowance for loan losses	(12,112)	(10,469)	(1,643)	16%
Loans, net	848,636	802,697	45,939	6%
Other real estate owned	1,065	931	134	14%
Restricted stock investments, at cost	13,446	15,492	(2,046)	-13%
Property and equipment	44,215	38,383	5,832	15%
Accrued interest receivable	8,750	6,876	1,874	27%
Deferred income taxes	7,118	3,414	3,704	108%
Bank owned life insurance	27,882	26,852	1,030	4%
Prepaid expenses and other assets	12,523	10,694	1,829	17%
Total Assets	$1,396,618	$1,400,179	(3,561)	0%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$882,769	$884,126	(1,357)	0%
Borrowings	351,171	366,270	(15,099)	-4%
Repurchase agreements	-	15,000	(15,000)	-100%
Junior subordinated deferrable interest debentures	73,724	58,259	15,465	27%
Accrued expenses and other liabilities	14,042	7,102	6,940	98%
Total Liabilities	1,321,706	1,330,757	(9,051)	-1%

Stockholders' Equity
Common Stock	314	310	4	1%
Additional paid-in-capital	55,541	54,480	1,061	2%
Retained earnings	24,235	15,465	8,770	57%
Accumulated other comprehensive loss	(5,178)	(833)	(4,345)	522%
Total Stockholders Equity	74,912	69,422	5,490	8%
Total Liabilities and Stockholders' Equity	$1,396,618	$1,400,179	(3,561)	0%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the six months
	ended June 30,		ended June 30,
	2006	2005	2006	2005
Interest Income:
Investments and interest-bearing deposits	$3,520	$3,519	$6,807	$7,006
Loans	20,668	16,514	39,696	31,186
Total Interest Income	24,188	20,033	46,503	38,192

Interest Expense:
Deposits	5,585	4,004	10,632	7,512
Borrowings and repurchase agreements	5,961	4,089	10,987	7,496
Total Interest Expense	11,546	8,093	21,619	15,008

Net Interest Income Before Provision for Loan Losses	12,642	11,940	24,884	23,184

Provision for Loan Losses	623	981	1,045	1,395

Net Interest Income After Provision for Loan Losses	12,019	10,959	23,839	21,789

Noninterest Income:
Service fees on deposits	1,769	1,801	3,448	3,472
ATM Fees	824	800	1,609	1,519
Gains on sales of mortgage loans	2,263	979	3,706	1,739
Other mortgage banking revenue	859	646	1,484	1,004
Gains on sales of investment securities, net	-	-	-	-
Commissions on sales of nondeposit investment products	122	167	216	292
Commissions on sales of other insurance products	759	569	1,318	982
Income from bank owned life insurance	256	252	508	509
Other	535	393	1,094	616
Total Noninterest Income	7,387	5,607	13,383	10,133

Noninterest Expense:
Salaries and employee benefits	9,006	7,818	17,438	14,963
Occupancy	1,932	1,412	3,635	3,057
Furniture, fixtures and equipment	750	761	1,550	1,517
Advertising	397	340	863	790
Data Processing	468	518	917	1,039
Professional services	257	310	459	643
Other	3,474	2,959	6,940	5,597
Total Noninterest Expense	16,284	14,118	31,802	27,606

Income Before Income Taxes	3,122	2,448	5,420	4,316

Income Tax Expense	919	721	1,559	1,214

Net Income	$2,203	$1,727	$3,861	$3,102

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended June 30,
	2006		2005
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$70,055	6.83%	$64,956	5.39%
Comm/Res Construction	116,861	8.63%	84,189	7.43%
Commercial Mortgages	345,374	7.29%	330,099	6.84%
Residential Constr - Cons	120,800	7.86%	131,222	6.85%
Residential Mortgages	44,933	6.24%	42,154	5.73%
Consumer	163,616	12.92%	141,199	11.27%
Total Loans	861,639	8.53%	793,819	7.51%

Loans held for sale	108,176	8.04%	100,848	5.92%
Available for sale securities, at fair value	265,884	4.85%	308,292	4.27%
Interest bearing deposits	8,978	4.65%	7,557	2.64%
Restricted stock investments, at cost	13,959	5.55%	13,835	5.09%

Total earning assets	1,258,636	7.65%	1,224,351	6.51%

Allowance for loan losses	(11,987)		(10,045)
Cash and other non earning assets	126,643		119,095

Total Assets	$1,373,292		$1,333,401

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	11,678	0.22%	13,661	0.21%
Savings deposits	71,561	0.30%	74,016	0.31%
Money market deposits	234,021	3.10%	202,798	1.34%
Time deposits	378,090	3.94%	396,986	3.29%
Total interest bearing deposits	695,350	3.22%	687,461	2.34%

Borrowings	412,402	5.79%	395,344	4.15%

Total interest bearing liabilities	1,107,752	4.18%	1,082,805	3.00%

Noninterest bearing demand deposits	184,118		176,908
Other liabilities	7,578		5,565
Stockholders' Equity	73,844		68,123

Total Liabilities and Stockholders' Equity	$1,373,292		$1,333,401

Net Interest Spread		3.47%		3.51%

Net Interest Margin		3.97%		3.86%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the six months ended June 30,
	2006		2005
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$68,329	6.47%	$68,340	5.58%
Comm/Res Construction	114,860	8.66%	77,164	7.37%
Commercial Mortgages	346,842	7.19%	316,583	6.79%
Residential Constr - Cons	121,683	7.64%	130,474	7.06%
Residential Mortgages	43,280	5.89%	41,587	5.86%
Consumer	159,762	12.99%	137,387	11.00%
Total Loans	854,756	8.42%	771,535	7.48%

Loans held for sale	94,890	7.85%	80,695	5.59%
Available for sale securities, at fair value	269,901	4.63%	311,253	4.25%
Interest bearing deposits	9,106	4.43%	9,763	2.39%
Restricted stock investments, at cost	13,208	5.47%	12,650	4.33%

Total earning assets	1,241,861	7.48%	1,185,896	6.43%

Allowance for loan losses	(11,883)		(9,845)
Cash and other non earning assets	122,747		106,159

Total Assets	$1,352,725		$1,282,210

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	11,911	0.20%	12,932	0.19%
Savings deposits	70,854	0.30%	72,064	0.31%
Money market deposits	225,183	2.85%	203,225	1.24%
Time deposits	385,738	3.83%	386,702	3.20%
Total interest bearing deposits	693,686	3.09%	674,923	2.24%

Borrowings	397,194	5.57%	367,401	4.11%

Total interest bearing liabilities	1,090,880	4.00%	1,042,324	2.90%

Noninterest bearing demand deposits	180,725		168,342
Other liabilities	7,707		5,563
Stockholders' Equity	73,413		65,981

Total Liabilities and Stockholders' Equity	$1,352,725		$1,282,210

Net Interest Spread		3.48%		3.53%

Net Interest Margin		3.97%		3.88%